SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2004

CORAUTUS GENETICS INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)

75 Fifth Street, Suite 313

Atlanta, Georgia 30308

(Address of principal executive offices, including zip code)

(404) 526-6200

(Registrant’s telephone number, including area code)

Item 9.	Regulation FD Disclosure

Corautus Genetics Inc. (AMEX: CAQ) has prepared a presentation that will be made by Richard E. Otto, President, and Chief Executive Officer of Corautus, at the Annual Meeting of Stockholders to be held at 9:00 a.m. (EST) on Friday, May 7, 2004 in Atlanta, Georgia. A copy of the presentation is attached hereto as Exhibit 99.1.

A slide show replay of the presentation will also be available at http://www.corautus.com for approximately 90 days after the Annual Meeting of Stockholders.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 9 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of Corautus Genetics Inc. under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statement

This presentation may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks, and uncertainties that may cause actual results, events, and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our future results of operations or our financial condition, benefits from the alliance with Boston Scientific, research, development and commercialization of our product candidates, anticipated trends in our business, manufacture of sufficient and acceptable quantities of our proposed products, approval of our product candidates, meeting additional capital requirements, and other risks that could cause actual results to differ materially. These risks are discussed in Corautus Genetics Inc.’s Securities and Exchange Commission filings, including, but not limited to, the risk factors in Corautus’ Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-15833) filed March 30, 2004, which are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2004	Corautus Genetics Inc.

	By:	/s/ Jack W. Callicutt

Jack W. Callicutt Vice President – Finance and Administration, Chief Accounting Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Presentation made at the 2004 Annual Meeting of Stockholders to be held at 9:00 a.m. (EST) on Friday, May 7, 2004.